Exhibit 10.11

English Translation

MAXIMUM MORTGAGE CONTRACT

(Applicable to Non-facility Credits)

No.: Xing Yin Shi Di Zi No. 152008026732

This Maximum Mortgage Contract (“Contract”) is entered into by and between:

Mortgagee: Shishi Fengli Branch of Industrial Bank Co., Ltd.

Responsible Officer: Liu Dingzhen

Address: Jiu Er Road, Shishi City

Zip Code:	Telex:

Tel:	Fax:

And

Mortgagor: James Jinshan Hong

Legal Representative:

Address:

Zip Code:	Telex:

Tel:	Fax:

Signed in Shishi City

Important Notes

For your rights and benefits, please read the following instructions carefully before you sign this Contract:

I.              Please check and confirm the following matters again before you sign this Contract:

i.          You have the right to enter into this Contract, and you have obtained sufficient authorizations if you are required to the approval of others obtain before entering into this Contract;

ii.         You have already read and understood the terms hereof in all respect of; in particular, you have paid attention to the provisions concerning the bearing of, exemptions from or limitations in relation to, liabilities of Industrial Bank, and the provisions in boldface;

iii.        Your company and you have already understood the meanings of, and legal consequences as specified in, the terms hereof, and are willing to accept and acknowledge these terms.

II.            The contract provided by Industrial Bank is only a template. Blanks are reserved at the end of relevant provisions hereof, and “Supplementary Terms” are included at the end of this Contract for modification, supplementation or deletion by the parties hereto.

III.           For any further questions concerning this Contract, please consult with Industrial Bank in a timely manner.

In order to ensure repayment of consecutive borrowings in a defined period to be conducted by Zuoan Garments (Shishi) Co., Ltd. (“Borrower”) in favor of Mortgagee (“Creditor”), Mortgagor is willing to mortgage its own properties on such repayment.

THEREFORE, in accordance with relevant laws, it is hereby agreed as follows:

Article 1        Definition and Interpretation

Unless otherwise specified in this Contract,

(I)               “Claims between Mortgagee and Borrower” or “Claims” shall include claims (including principal, interest accruals, penalties, compound interests, liquidated damages, damages, and attorney fees arising out of the Mortgagee) arising out of financing businesses between Mortgagee and Borrower in relation to borrowings, callable loans, trade financing (issuing of L/C, trust receipts, packing loans, B/P, depository B/P and import bill negotiated), acceptance, discount on draft, purchase of notes and guarantees, in RMB and foreign exchanges.

(II)             “Effective Mortgage Term” shall mean a consecutive term expressly defined by the parties hereto for defining claims under mortgages hereunder, in which Mortgagor has undertaken to mortgage Collaterals in favor of the balances of all obligations to the extent of the maximum principals hereunder for the claims that may occur, regardless of whether repayment of a single obligation of Borrower goes beyond such a consecutive term.

(III)            “Principals” shall mean principals borrowed by Borrower for its business, including but not limited to borrowed principals, trade financing, bank acceptance bills, discounted notes, advances under L/C, in RMB and foreign exchanges, and principals arising out of guarantees granted by Mortgagor in favor of Borrower.

(IV)            “Maximum Principal Facility” shall mean the maximum principals expressly defined by the parties hereto for defining claims under mortgages hereunder; to the extent of such maximum principals, Mortgagor shall be liable for balances of all obligations (including principals, interest accruals, penalties, compound interests, liquidated damages, damages, attorney fees arising out of Mortgagee), regardless of times of claims between Mortgagee and Borrower and amount of each installment of borrowings.

(V)             “Attorney Fees” shall include but not limited to court fees, arbitration fees, property preservation fees, enforcement fees, attorney fees, fees for settling a case, announcement fees, assessments, appraisal fees, auction charges, sale-disposal charges, sale-disposal charges of Collaterals, transfer fees, communication fees, travel expenses, and so on.

(VI)            Mortgagee will control balances of the obligations of Borrower. “Balances” shall mean the total balances of obligations of Borrower during effective mortgage, including balances that have not become due, and balances that have become due but unpaid, namely:

i.           “Undue Balances” shall mean balances of all pending obligations that have not become due.

ii.          “Due but Unpaid Balances” shall mean balances of all obligations that have become due but unpaid by Borrower and Mortgagor.

(VII)           “Major Contracts” shall mean the contracts between Mortgagee and Borrower specifying amount and repayment period of each installment of borrowings, and other rights and obligations, and other claim-and-obligation contracts that have existed before establishment of Maximum Guarantee and are governed by Maximum Guarantee upon approval of Mortgagor.

Article 2        Claims Mortgaged

“Claims Mortgaged” shall mean all claims under Maximum Principal Facility that occur between Mortgagee and Borrower during Effective Mortgage Term.

Upon consents of Mortgagor, the following claims that have existed before establishment of Maximum Mortgage may be governed by Maximum Mortgage hereunder:

i.	Name of Contract: Contract No.: Type of Financing ; Currency: Financing Amount: Interest Rate: ; Period for repayment of major obligations: ;
ii.	Name of Contract: Contract No.: Type of Financing ; Currency: Financing Amount: Interest Rate: ; Period for repayment of major obligations:
iii.	Name of Contract: Contract No.: Type of Financing ; Currency: Financing Amount: Interest Rate: ; Period for repayment of major obligations: .

Article 3                Effective Mortgage Term

(I)            Effective Mortgage Term shall be from November 11, 2008 to November 10, 2010.

(II)           Unless otherwise provided in this Contract, all obligations under Collateral hereunder shall occur during Effective Mortgage Term; however, obligations may become due and payable beyond expiry date of Effective Mortgage Term. (i.e., Mortgagor has undertaken to mortgage Collaterals to the extent of Maximum Principal Facility for the claims that may occur, regardless of whether a single obligation becomes due and payable beyond expiry date of Effective Mortgage Term.)

Article 4                Maximum Principal Facility

I.              Maximum Principal Facility shall be RMB Four Hundred Thousand (in words).

II.            Mortgagor shall be liable for balances of all claims governed by Maximum Principal Facility (including principals, interest accruals, penalties, compound interests, liquidated damages, damages, attorney fees arising out of Mortgagee), regardless of times of claims between Mortgagee and Borrower and amount of each installment of borrowings.

Article 5                Collaterals

Mortgagor is willing to establish mortgage on Real Estate (name of Collaterals). Please refer to Collaterals List (Appendix) for details of Collaterals. The mortgages hereunder shall be applicable to accessory things, accessory titles, subrogation, attachments, mixings, processed goods and yields to and of Collaterals as well.

During Effective Mortgage Term, The mortgages hereunder shall be applicable to yields generated from Collaterals (including natural yields from Collaterals, and legal fruits that may be collected by Mortgagor based on the Collaterals).

Article 6                Scope of Guarantee (“Guarantee Scope”)

Guarantee Scope shall cover balances of all claims governed by Maximum Principal Facility (including but not limited to principals, interest accruals, penalties, compound interests, liquidated damages, damages, attorney fees arising out of Mortgagee) that may occur during Effective Mortgage Term.

Upon consents of Mortgagor, claims that have existed before establishment of Maximum Mortgage may be governed by Maximum Mortgage hereunder.

Regardless of other existing guarantees (including mortgages, charges and warranties) under Major Contracts, Mortgagor shall mortgage all Collaterals hereunder for securing the above claims in a joint and several manner. If the Collaterals are only required to mortgage partial obligations under Major Contracts at the request of the mortgage authority, such requirement shall not be binding upon Mortgagor and Mortgagee, nor deemed to change Guarantee Scope hereunder.

Article 7                Effective Mortgage Term

(I)            Both mortgages and mortgaged obligations shall exist simultaneously. Such mortgages can be removed after all obligations are paid.

(II)           Upon request of the mortgage authority, Effective Mortgage Term shall be from __ to __. If Borrower fails to pay its obligations upon expiry of Effective Mortgage Term:

i.          Mortgages owned by Mortgagee according to law shall not be changed;

ii.         Mortgagor shall complete mortgage registration.

Article 8                Possession and Keeping of Collaterals

I.              Collaterals hereunder shall be possessed and kept by Mortgagor; however, Mortgagee shall be allowed to have access to the Collaterals from time to time.

II.            Mortgagor shall keep, maintain and take care of Collaterals by taking effective measures to ensure security and completeness of Collaterals. Mortgagor shall repair Collaterals in a timely manner at its cost if such repair is required.

III.           Mortgagee shall be entitled to collect, possess and keep yields from Collaterals during Effective Mortgage Term.

Article 9                Insurance for Collaterals

I.              If Mortgagee requests insuring Collaterals before Collaterals are handed over to it, Mortgagor shall purchase enough insurance for the same, subject to insurance coverage as required by Mortgagee.

II.            Mortgagor shall keep maintain its insurance of Collaterals during effective term of this Contract. If Mortgagor terminates insurances, Mortgagee shall be entitled to purchase insurances at the costs of Mortgagor. Meanwhile, Mortgagor shall be liable for all losses caused to Mortgagee arising from termination of insurances.

III.           Mortgagee shall be the first beneficiary on insured Collaterals. Mortgagee shall be entitled to claim further indemnification provided that insurance compensations are not enough to cover the obligations under Maximum Mortgage.

Article 10             Mortgage Registration

I.              Mortgagor shall complete the mortgage registration with relevant authority based on this Contract pursuant to the Property Law of the PRC and the Guarantee Law of the PRC within      working days after this Contract is signed.

II.            Relevant registration documents shall be possessed and kept by Mortgagee after Mortgagor completes mortgage registration for Collaterals.

III.           Mortgagor shall complete Maximum Mortgage registration for Collaterals, which shall be applicable to each installment of borrowings under Maximum Principal Facility; and no mortgage registration is required for each installment of borrowings, unless otherwise agreed by the parties hereto or required by the mortgage registration authority.

IV.           If yields generated from Collaterals are required to be registered, Mortgagor shall complete mortgage registration for such yields.

Article 11             Charges

All fees arising out of this Contract (including, but not limited to, mortgage registration, public notary for this Contract, and insurance, transport, storage, keeping, appraisals, repairs, maintenance and disposal for and of Collaterals) shall be paid by Mortgagor, unless otherwise agreed by the parties hereto.

Article 12             Materialization of Mortgages

I.              Mortgagor authorizes Mortgagee to directly dispose Collaterals (including but not limited to conversion of Collaterals into money, or auction or sale-disposal of Collaterals) for satisfying the mortgaged obligations under any of the following circumstances:

(I)            Borrower fails to repay its borrowings under Major Contracts (including principals and interests of and on borrowings as declared earlier by Mortgagee due to breaches by Borrower and Mortgagor);

(II)           Values of Collaterals are or may be caused to become lower due to marketing changes;

(III)         Mortgagee has to withdraw borrowings earlier due to sever degradation of Borrower’s operating conditions, loss of business reputation, or loss or possible loss of its capability to perform this Contract;

(IV)         Other circumstances in which Mortgagee is entitled to dispose of Collaterals pursuant to laws, regulations or this Contract.

II.            If there are more than two Mortgagors, Mortgagee shall be entitled to dispose of Collaterals of any or each of them when exercising the mortgages.

Article 13             Representations and Undertakings by Mortgagor

I.              Mortgagor, a legal entity incorporated and existing according to law, with qualifications and subrogation competency acting as a guarantor as required by law, is willing to bear and perform guarantee liabilities.

II.            Mortgagor has obtained approvals and authorizations necessary to sign this Contract from the competent authority or the board of directors of the company.

III.           Signing and performance of this Contract by Mortgagor shall not violate provisions or agreements binding upon any of its assets, nor breach any guarantee agreements or other agreements between it and others, or any other documents, agreements and undertakings binding upon it.

IV.           All documents, information, statements and vouchers provided to Mortgagee by Mortgagor are accurate, true, complete and valid, and Mortgagee is allowed to have access to and monitor its production, operation and financial conditions.

V.            No lease, mortgage, charge or other encumbrance has established on Collaterals. Circulation of Collaterals is not prohibited by law or deeds. It is not required to limit circulation of Collaterals, unless otherwise required at law or by deeds binding upon Mortgagor.

VI.           Collaterals are exclusively owned by Mortgagor. If Collaterals are co-owned, the co-owners have accepted and acknowledged Maximum Mortgage hereunder. Mortgagor shall be liable for all legal liabilities arising out of disputes in relation to titles on Collaterals.

VII.         Mortgagor has clearly known the business scope and authorizations of Borrower.

VIII.        Mortgagor has sufficiently read all terms hereof; in particular, it has paid more attention to provisions in boldface. Mortgagee has made explanations on terms hereof at the request of Mortgagor, according to which Mortgagor has understood meanings of and legal consequences as specified in, the terms hereof in any respect. And Mortgagor is willing to grant mortgage guarantees in favor of Borrower to Major Contracts, and to perform the joint and several obligations pursuant to this Contract.

IX.           In the event of reduction of values of Collaterals due to occurrence of events, such as marketing changes or Act of God, Mortgagor will promptly inform Mortgagee in writing within three days upon any such occurrence; if Mortgagor fails to do so in a timely manner, Mortgagee shall be entitled to request Mortgagor to bear breaching liability.

X.            Mortgagor shall be entitled to make recovery from Borrower without any prejudice to effecting future compensations of Borrower after Mortgagor has performed its mortgage liabilities. However, if Borrower fufiils recovery by Mortgagor and any claims of Mortgagee under Major Contracts, Mortgagor agrees that Mortgagee may be paid by Borrower with priority.

XI.           If Borrower and Mortgagor have signed or will sign counter-guarantee contracts for guarantee obligations hereunder, such counter-guarantee contracts shall not damage any rights of Mortgagee under this Contract at law or as a matter of fact.

XII.         If Collaterals are lost or their values are lowered obviously due to Act of God, accidents, torts and other causes, Mortgagor shall promptly take actions to prevent further losses and send a written notice to Mortgagee.

XIII.        If values of Collaterals are lowered obviously before mortgaged obligations are paid in full, Mortgagor shall take effective actions to make up values of Collaterals or provide guarantees that are new, valid and fully compensate for the lost value.

XIV.        Mortgagor shall keep, use and maintain Collaterals in a proper manner before mortgaged obligations are paid in full. Without the consent of Mortgagee, Mortgagor shall not lease, lend, re-mortgage, charge or sell Collaterals.

XV.         If Borrower fails to perform its obligations pursuant to this Contract, Mortgagor shall bear guarantee liabilities hereunder, regardless of other guarantees owned by Mortgagee in favor of the claims under Major Contracts (including, but not limited to, warranty, mortgage, charge, L/G, standby and any other guarantees).

Article 14             Rights of Mortgagee

I.              Mortgagee shall be entitled to request that Mortgagor provide financial reports, financial statements and other information reflecting its operation and credit standing.

II.            If there are more than two Mortgagors, Mortgagee shall be entitled to dispose of Collaterals of any or each of them when exercising the mortgages.

III.           If Borrower fails to perform its obligations pursuant to this Contract, Mortgagee shall be entitled to directly request that Mortgagor bear all guarantee liabilities hereunder without exercising other guarantees as a condition, regardless of such other guarantees owned by Mortgagee in favor of the claims under Major Contracts (including but not limited to warranty, mortgage, charge, L/G, standby and any other guarantees).

IV.           Mortgagee shall be entitled to transfer its claims in whole or part and mortgages attached thereon without consents of Mortgagor before the claims under Maximum Mortgage are finalized.

Article 15             Modification to Guaranteed Major Contracts

Mortgagor hereby accepts and acknowledgs that modifications to Major Contracts by Mortgagee and Borrower shall be deemed to be agreed upon by it in advance, that no further notice shall be sent to it, and that guarantee liabilities of Mortgagor shall not be reduced or exempted.

Article 16             Breaching Liability

If Mortgagor breaches any provision of this Contract, Mortgagee shall be entitled to take any or more of the measures as follows:

(I)             Request Mortgagor to rectify its breaches within time limit;

(II)           Request Mortgagor to provide guarantees that are new, valid and in full in their values;

(III)         Withdraw borrowings earlier, in whole or part, or dispose of Collaterals for satisfying guaranteed obligations hereunder;

(IV)         Request Mortgagor to indemnify losses;

(V)          Deduct money from any account of Mortgagor for satisfying damages and other fees payable by Mortgagor.

Article 17             Independence of Obligations of Mortgagor

I.              Mortgagor shall procure Borrower to perform all of its obligations under Major Contracts. If Borrower breaches any provisions of Major Contracts (including but not limited to any failure of Borrower to use borrowed money pursuant to Major Contracts), Mortgagor shall not be affected in performance of its guarantee liabilities hereunder in any way.

II.            Obligations of Mortgagor hereunder shall be independent, which shall not be affected by relationship between any party to this Contract and a third party, unless otherwise provided in this Contract.

Article 18             Governing, Applicable Laws and Dispute Resolutions

I.              Conclusion, validity, interpretation and performance of, or dispute resolutions in relation to, this Contract shall apply laws of the PRC.

II.            Any difference or dispute in the performance of, in relation to, this Contract shall be resolved through negotiation; if not reached, the manner as specified in (I) shall be adopted:

(I)            Bring a lawsuit to the People’s Court at the residence of Mortgagee;

(II)           Submit to     Arbitration Committee for arbitration (to be conducted at:      ) in accordance with its arbitration rules in force and effect. The awards shall be final and binding upon the parties hereto.

(III)         Other ways:

III.           Undisputed provisions shall be continued to be performed during lawsuit or arbitration. Mortgagor shall not reject performing any of its obligations hereunder for the reason of dispute resolution.

Article 19             Notices

I.              Any notice or correspondence hereunder shall be made in writing and sent to mailing address of the other party as specified on the cover of this Contract.

II.            If any party changes its mailing address, it shall inform the other party within three days upon any such change; and such party shall bear all legal consequences if it fails to send the above notice.

III.           If any notice or correspondence is sent to the above addresses, it shall be deemed to be served on the other party as follows:

(I)	If it is a letter, it shall be deemed to be served within five working days after being sent by registered post;
(II)	If it is a telex, it shall be deemed to be served on the date of receipt of a confirmation from the other party;
(III)	If it is sent by personal delivery, it shall be deemed to be served on the date when the addressee receives it.

IV.           If any change of name of Mortgagor, legal representative or address is not given to Mortgagee in writing, and if Mortgagee sends all notices or documents to the mailing address as specified in this Contract, such notices or documents shall be deemed to be served.

Article 20             Effectiveness and Miscellaneous

I.              This Contract comes into effect from the date it is signed or sealed by the parties hereto.

II.            If registration is required for the mortgages hereunder pursuant to laws and regulations of the PRC, Mortgagor shall promptly complete the mortgage registration together with Mortgagee after this Contract is signed.

III.           Any tolerance, grace or favor to Borrower and/or Mortgagor, or any delay to exercise rights or benefits hereunder by Mortgagee during effective term of this Contract, shall not damage, affect or limit any benefits or rights that shall be enjoyed by Mortgagee pursuant to relevant laws, administrative regulations and this Contract, nor be deemed to waive any of rights and benefits hereunder by Mortgagee, nor affect performance of any of obligations by

Mortgagor.

IV.           All appendices as attached hereto shall be integral to this Contract, and shall have the same force and effect as the text of this Contract.

V.            “Working Days” shall mean business days of a bank. If a withdrawal or repayment date is not a business day during performance of this Contract, such withdrawal or repayment shall be extended to the next business day.

VI.           This Contract shall be terminated after all mortgaged obligations hereunder are paid in full. Upon termination of this Contract, Mortgagee shall return title certificates of Collaterals held by it to Mortgagor.

VII.          If any contracts, agreements and other legal documents arising out of borrowing-and-lending relationship between Mortgagee and Borrower (Zuoan Dress Co., Ltd., Shishi ) during the period as specified in Item (1) of Article 3, are not expressly determined not to be governed by Maximum Mortgage hereunder in relevant contracts, agreements and other legal documents, the same shall be deemed to be governed by Maximum Mortgage hereunder.

VIII.        This Contract is made in four (4) originals, with Mortgagee, Mortgagor and Registration Authority holding (1) original respectively, and each original shall have the same force and effect as the other ones.

Article 21               Supplementary Terms

Mortgagee (Common Seal)	Responsible Officer or Authorized Agent (Seal)

[SEAL]	[SEAL]

Date: November 11, 2008

Mortgagor (Common Seal)	Legal Representative or Authorized Agent (Seal)

[SEAL]	[SEAL]

Date: November 11, 2008

Registration Authority (Common Seal):	Responsible Officer (Seal):

Date: